EXHIBIT 10.16

                          TECHINICAL SERVICE AGREEMENT

                                 BY AND BETWEEN

              CHANGCHUN ORIGIN SEED TECHNOLOGY DEVELOPMENT LIMITED

                                       AND

               BEIJING ORIGIN STATE HARVEST BIOTECHNOLOGY LIMITED









                                DECEMBER 25, 2004

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This  Agreement  is  entered  into  December  25,  2004 in Beijing  between  the following parties:

(1) Changchun Origin Seed Technology Development limited (hereafter called "Changchun Origin Seed") is a limited incorporation duly registered in Beijing, China, whose legal address is Room 735, No.1198 Road Guigu, Hi-tech Development Zone, Changchun.

(2) Beijing Origin State Harvest Biotechnology Limited (hereafter " State Harvest Biotechnology"), a wholly foreign owned enterprise("WFOE") duly registered in Beijing, whose legal address is Room 201, 2nd floor Area A, Zhongguancun Development Building, No.12 Shangdi Information Middle Street, , Haidian District, Beijing.

(Changchun  Origin  Seed  and  State  Harvest   Biotechnology  are  referred  to
collectively in this agreement as "parties" or "both parties", and individually as "a Party"

WHEREAS:

(1) Changchun Origin Seed's major business is the research and development of agricultural products and their further processed manufactures:

(2) State Harvest Biotechnology's major business is technical and consultation service in connection with the research and development of agricultural seeds;

(3) State Harvest Biotechnology shall offer such technical service to Changchun Origin Seed, and Changchun Origin Seed shall receive technical service from State Harvest Biotechnology, in accordance with the terms of this agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

I  DEFINITION

1. Except as otherwise provided under the terms of this Agreement, the following terms shall have the meanings set forth below:

     "This agreement" shall mean this agreement and its appendix;

     "Signing date" shall mean the date of signing this agreement;

     "Technical Service" shall mean services to be provided by State Harvest Biotechnology to Changchun Origin Seed as set out in Article 2;

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      "Period"  shall mean the period during which State  Harvest  Biotechnology shall  provide  Technical  Service to Changchun  Origin Seed as set out in
      Article  3 of this  agreement;

      "Cost" shall mean the costs set out in Article 4 of this agreement which is to be paid by Changchun Origin Seed to State Harvest Biotechnology;

      "RMB" shall mean Renminbi, the lawful currency of the PRC;

      "Business day" shall mean a day other than Saturday, Sunday on which commercial banks in the PRC are generally open for business;

      "China" refers to People's Republic of China, in context of this agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

      "China law" refers to the effective laws, regulations, policies or other enforceable legal documentations of People's Republic of China, and future effecting laws, regulations, policies or other enforceable legal documents. Moreover, except as otherwise provided, laws refer to the amended and updated versions (Excluding that of Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan).

II. TECHNICAL SERVICE

2.1 State Harvest Biotechnology shall provide, with its own technical research resource and team, according to the terms of this agreement, technical services for the production and distribution of agricultural seeds during the period of this agreement, included but not limited:

      2.1.1. providing to Changchun Origin Seed technical service and support in relation to research and development of agricultural seeds during the process of agricultural seeds production, including analysis of professional breeding technology and environment and feasibility suggestions, technical tutorials, revisit and supervision at Changchun Origin Seed's breeding field,

      2.1.2 providing to Changchun Origin Seed regular market survey results regarding agricultural seeds, market analysis reports and advising related to production, provide services to assist the promotion and distribution of Changchun Origin Seed's agricultural seeds;

      2.1.3 providing training to Changchun Origin Seed's employees regarding the relevant producing technology, worm prevention and related supporting technology, and provide training to Changchun Origin Seed's distributors on the theory and practice of market distribution strategy.

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      2.1.4   at request of Changchun Origin Seed,  providing  technical support to the retailers  and end-users of Changchun  Origin Seed services
              on  technology   consultancy,   on-spot   instruction,   technical
              education and anti-counterfeits authentication technique.

2.2 Changchun Origin Seed agrees that during the period of this agreement it will not receive or require any technical service in any form from any third party without written consent from State Harvest Biotechnology.

2.3 Changchun Origin Seed shall provide regularly the market information, data, and necessary plan related to the relevant production, for purpose of cooperating with State Harvest Biotechnology's technical services.

2.4 State Harvest Biotechnology shall provide services in accordance with laws of China, terms of this agreement, and requirements of Changchun Origin Seed's business operation.

III   TERM OF AGREEMENT

3.1 Both parties agree that this agreement term shall be three years from the date of execution. When the agreement term expires, this agreement will be automatically renewed until otherwise terminated in writing by the parties.

IV  FEES

4.1 Changchun Origin Seed agrees to pay service fees to State Harvest Biotechnology under the terms of this agreement.

4.2 All service fees shall be calculated using the following formula, based on the different categories of the agricultural seeds including but not limited to the following:

      1) Corn: according to the weight of corn seeds sold by Changchun Origin Seed, the unit price shall be 1.20 yuan RMB per kilogram.

      2) Rice: according to the weight of rice seeds sold by Changchun Origin Seed, the unit price shall be 6 yuan RMB per kilogram

      3) Cotton: according to the weight of cotton seeds sold by Changchun Origin Seed, the unit price shall be 12 yuan RMB per kilogram

4.3   The services  fees shall be calculated  at the rates set  forth in Article
      4.2 and shall be confirmed with written notice no later than the 25th day of the last month of each season, and shall be paid by Changchun Origin Seed to the account designated by State Harvest Biotechnology, or by any other payment method as agreed afterwards.

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4.4   Both parties  shall  achieve  the basic  goal of  providing  technological services worth, and making service fee payments in the amount of 5,000,000 RMB yuan.

4.5 Within agreement period, the parties may adjust the prices or agricultural varieties with written notice at any time considering the particle business situation, in accordance with the different categories of the agricultural seeds and prices provided in Article 4.2. Accordingly, the fee shall be calculated with the after adjusted price.

V  THE PARTIES' PRESENTATION, WARRANTY AND UNDERTATING

5.1   Changchun Origin Seed's presentation, warranty and undertaking.

      5.1.1 Changchun Origin Seed is a lawfully existing legal person, who has the capacity to sign this Agreement, and to perform the terms and provisions under this Agreement.

      5.1.2 Changchun Origin Seed undertakes that it will pay the service fees to State Harvest Biotechnology in time as provided in this Agreement.

      5.1.3 Changchun Origin Seed undertakes that it will not sign any contract or agreement that is in conflict with this Agreement, and will not assign the rights and obligations under this Agreement to any third party.

      5.1.4 Changchun Origin Seed's representation, warranty and undertaking do not contain any inaccurate statement or omission of material fact, which may mislead the other party.

      5.1.5 Changchun Origin Seed undertakes that it will take all necessary actions, steps and execute all necessary documents to fulfill its obligations under this Agreement.

5.2   State Harvest Biotechnology's representation, warranty and undertaking:

      5.2.1 State Harvest Biotechnology is a lawfully existing legal person, who has the capacity to sign this Agreement, and to perform the terms and provisions under this Agreement.

      5.2.2 State Harvest Biotechnology shall provide technical services to Changchun Origin Seed, and undertakes that all services provided by Changchun Origin Seed is in full compliance with laws of the PRC and the requirements of Changchun Origin Seed's operation.

      5.2.3 State Harvest Biotechnology undertakes that it shall not sign any contract or agreement that is in conflict with this Agreement, and shall not assign the rights and obligation to under this Agreement any third party.

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      5.2.4   State Harvest  Biotechnology's  any  representation,  warranty and undertaking State do not contain inaccurate statement or omission of material fact, which may mislead the other party.

      5.2.5 State Harvest Biotechnology undertakes that it will take all necessary actions, steps and execute all necessary documents to fulfill its obligations under this Agreement.

VI  COST

6.1 Except as otherwise agreed by both parties, all taxes and other costs or expenses incurred in connection with the negotiation, drafting and performance of this agreement, shall be paid by each party on its own expenses.

VII  CONFIDENTIALITY

7.1 Any information, document, data and material (collectively the "confidential information") obtained in the negotiation, execution, and performance of this Agreement, shall be kept in strict confidence by both parties. Unless compelled to disclose in judicial or administrative proceedings, or the disclosure is required by the law, the confidential information shall not be disclosed to any third party, nor shall the confidential information be used for purposes other than that of this Agreement.

7.2 The obligation of confidentiality shall survive of the termination and expiration of this Agreement.

VIII  FORCE MAJEURE

8.1 "Force Majeure" refers to any event, condition, situation or the combination of events, conditions and situations, which is outside the direct or indirect reasonable control of affected party, and cannot be reasonably anticipated or avoided by the affected party, and which prevents or inevitable postpones either party's performance under this Agreement. Neither party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure. However, the affected party shall notify the other party in writing as soon as practical of any delay or failture to perform due to force majeure. After the force majeure disappears, each party shall continue to perform under this Agreement.

IX  DEFAULT

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9.1  After this Agreement  becomes  effective,  it shall  constitute a breach of
     this  agreement,  if  either  party  is  in  nonperformce,   or  incomplete
     performance  of this  Agreement,  or is otherwise in default of any of this
     Agreement.   The  non-breaching   party  shall  give  the  breaching  party
     reasonable time to cure any default. If the breaching party does not cure the default within the reasonable time, the non-breaching party shall terminate this agreement, and hold the breaching party liable for all the damages resulting from breaching party's default. The breaching party is liable for all damages, including economic loss. The breaching party shall also be responsible for the other party's attorney fees, litigation and arbitration costs incurred as a result of the default. However, the damages shall not exceed a amount that can be reasonably foreseen by the breaching party at the execution of this Agreement.

X  EFFECTIVE DATE

10.1 This agreement is effective on the date of its execution (If it is signed by an authorized representative, a power of attorney shall be provided).

XI  GOVERNING LAW AND DISPUTE RESOLUTION

11.1 The validity, interpretation, performance and dispute resolution with respect to this Agreement, shall be governed by laws of the People Republic of China.

11.2 Any dispute arising from this Agreement shall be resolved by both parties through consultation If the parties can not reach an agreement in 30 days after the dispute arises, either party may submit it to a court with jurisdiction.

11.3 During the course of dispute resolution, the parties shall continue their performance under the terms not in dispute, unless otherwise ordered by the court.

XII  MODIFICATION, CANCELLATION, TERMINATION

12.1 This agreement can be modified in writing singed by both parties.

12.2 This agreement may be terminated by the parties' mutual consent in writing.

12.3 this Agreement shall be terminated, if any of the following event occurs:

      12.3.1 Both parties terminate this Agreement with mutual consent in writing, before the expiration of the agreement term;

      12.3.2 Either party indicates in writing that it does not desire to renew the agreement, at expiration of the agreement term;
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      12.3.3  The non-breaching party may terminate the agreement in the event of breach.

XIII MISCELLANEOUS

13.1 Any representation, warranty and undertaking made by one party to the other, which are the foundation and predetermine condition of this agreement, shall be complete and genuine. After the effective date, if either party discovers the representation is not in compliance with facts, the party shall disclose immediately the facts to the other party. All the losses, costs, expenses, or obligations shall be compensated if it is resulted by either party's default of his statement and stipulation.

13.2 Any statement, stipulation and promise shall be separate and independent under this Agreement, which shall not be limited by any provisions, except provided otherwise.

13.3 If any provisions of this Agreement be construed as illegal, invalid, or unenforceable according the laws of China, they shall not affect the legality, validity and enforcement of other provisions of this Agreement. If any provision is deemed to be illegal, invalid, or unenforceable, both parties shall modify this agreement through negotiation, and shall apply both parties' original intention.

13.4 This agreement constitutes the entire agreement between the parties relating to this agreement, which together with the appendix, represents both parties' genuine consent. This agreement supersedes all prior or contemporaneous discussions, representations and proposals, written or oral, with respect to subject matters discussed herein.

13.5 Except as otherwise provided by the laws, either party's failure or delay of exercise of any right under this Agreement does not constitute a waiver of any right. Exercising any right solely or partly shall not encumber the exercise of any other right, or privilege.

13.6 All headers used in this Agreement are intended for convenience of reference only, shall not be used for the construction or interpretation of the agreement.

13.7 Except otherwise provided under this Agreement, the mentioned article, clause and appendix refer to the article, clause and appendix of this Agreement.

13.8 Any notice required to be given or delivered to either party under the terms of this Agreement shall be in writing and addressed to such parties at the address indicated on the first page of this Agreement or such other address as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered (1), if by registered mail, on the 5th business day after its deposit in the mail; (2) if by personal delivery, the day of livery; (2) if by fax, the next business day after transmission.

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13.9  Both  parties may sign  additional  agreement  on matters  related to this agreement. Such supplemental agreement and this Agreement have the same effect.

13.10 All appendix of this Agreement is an indispensable part of this agreement.

13.11 This agreement is written in both English and Chinese. If the two versions conflict in any way, the Chinese version shall prevail. The agreement is prepared in two duplicates, each held by one party. Both parties shall sign the duplicates and this agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement. For and on behalf of:

CHANGCHUN ORIGIN SEED TECHNOLOGY DEVELOPMENT LIMITED

/s/ Han Gengchen
--------------------------------------------------------------------------------
Legal Representative |X|  or his authorized representative |_|:



BEIJING ORIGIN STATE HARVEST BIOTECHNOLOGY LIMITED

/s/ Han Gengchen
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Legal Representative |X| or his authorized representative |_|: